Exhibit 99.1

News Release

Contacts:	Joseph B. Bower, Jr.	Coleman J. Clougherty
	President and CEO	President and CEO
	CNB Financial Corporation	FC Banc Corp.
	(814) 765-9621	(419) 562-7040
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION ANNOUNCES ACQUISITION OF FC BANC CORP.

Establishes presence in neighboring Ohio market

Clearfield, Pennsylvania – March 26, 2013 – CNB Financial Corporation (NASDAQ: CCNE), the parent company of CNB Bank, today announced that it has entered into a definitive agreement to acquire FC Banc Corp. (OTC: FCBZ), and its subsidiary, The Farmers Citizens Bank (“FC Bank”) for $30.00 per share in cash and stock, or approximately $40.4 million in the aggregate. Headquartered in Bucyrus, Ohio, FC Banc Corp. had approximately $367.0 million in total assets and $34.2 million in shareholders’ equity as of December 31, 2012, and had net income of $3.5 million for the year ended December 31, 2012.

FC Bank serves the northern Ohio markets of Bucyrus, Cardington, Fredericktown, Mount Hope and Shiloh, as well as the markets of Worthington and Upper Arlington in the greater Columbus area with 8 branch locations, as well as a mortgage banking business headquartered in Dublin. Following completion of the merger, FC Bank will operate as a separate and distinctly branded division of CNB Bank, with local decision making and oversight, with most customer-facing personnel largely unaffected. Coleman Clougherty, currently President and Chief Executive Officer of FC Banc Corp., will continue with CNB following closing of the merger.

“We are excited to expand our franchise into the neighboring Ohio market, and to partner with such a strong earning, high performing bank,” announced Joseph B. Bower, Jr., President and CEO of CNB Financial Corporation. “There are many similarities between the markets of FC Banc Corp. and our central Pennsylvania and ERIEBANK markets. A presence in the greater Columbus area will provide us additional growth opportunities and allow us to build our business with attractive pricing and terms. We understand the needs of customers in these markets and look forward to providing FC Bank the support and assistance it needs to continue to grow and thrive.”

Under the terms of the definitive merger agreement, which has been approved by the Boards of Directors of both companies, shareholders of FC Banc Corp. will be entitled to receive either a fixed exchange of 1.754 shares of CNB common stock for each share of FC Banc Corp common stock, which is based on a 10-day average closing price of CNB common stock as of March 25, 2013 of $17.106 per share, or $30.00 per share in cash, with at least 80% of the consideration to be paid in the form of CNB common stock. The transaction is expected to be a tax-free exchange for shareholders of FC Banc Corp. CNB expects the transaction to be accretive to its earnings per share in the first full year of operations. On a pro forma basis, the combined company will have approximately $2.2 billion in assets and 37 offices in central and western Pennsylvania and northern and central Ohio.

“CNB Financial Corporation is an outstanding partner for our bank,” said Coleman J. Clougherty, President and Chief Executive Officer of FC Bank. “CNB has a successful community banking model and has shown consistent growth, high returns and strong stock price performance. Leveraging CNB’s infrastructure and community banking products, and having access to the capital to continue to grow our business will serve our customers and communities well.”

R. Duane Hord, Chairman of FC Banc Corp., added, “We wanted liquidity, a strong dividend and an attractive currency for our shareholders, but also the products, services, and access to the capital markets of a larger institution, coupled with the local decision making and responsive service of a community bank. CNB provides all of those things. What CNB has done with its ERIEBANK franchise is exactly the type of opportunity we find attractive.”

Following consummation of the merger, R. Duane Hord, Chairman of FC Banc Corp., will join the Boards of Directors of CNB Financial Corporation and CNB Bank. The transaction is expected to close in the fourth quarter of 2013, subject to customary closing conditions, including regulatory approvals and the approval of FC Banc Corp. shareholders.

Griffin Financial Group, LLC acted as financial advisor to CNB Financial Corporation, and Hogan Lovells US, LLP acted as legal counsel. FC Banc Corp. was advised by Boenning & Scattergood, Inc. and its legal counsel was Vorys, Sater, Seymour and Pease LLP.

Conference Call

CNB Financial Corporation will host a conference call to discuss the transaction on Wednesday, March 27, 2013 at 10:00 AM ET. Participating callers may access the call by dialing 1-888-504-7963 and using passcode 1309844. A replay of the conference call will be available beginning Wednesday, March 27, 2013 at 1:00 PM ET and will remain available through April 10, 2013. You may access the replay by dialing 1-888-203-1112 from the US or Canada and 719-457-0820 internationally and using the passcode 1309844. The related investor presentation may be accessed through the Investor Relations section of CNB’s website at www.bankcnb.com.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $1.8 billion that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include Wealth and Asset Management, a private banking division and 29 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

About FC Banc Corp

FC Banc Corp. is the holding company for The Farmers Citizens Bank. Since 1907, FC Bank has had a tradition of being a locally owned bank proudly serving its customers. With offices in Bucyrus, Cardington, Fredericktown, Mount Hope, Upper Arlington, Shiloh and Worthington, FC Bank is an FDIC member and an Equal Housing Lender.

Additional Information About the Transaction

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

The proposed transaction will be submitted to the shareholders of FC Banc Corp. for their consideration. In connection with the proposed merger with FC Banc Corp, CNB Financial Corporation will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of FC Banc Corp. that also constitutes a prospectus of CNB Financial Corporation. FC Banc Corp. will mail the proxy statement/prospectus to its shareholders. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by CNB Financial Corporation with the SEC at the SEC’s website at www.sec.gov. You will also be able to obtain a free copy of the proxy statement/prospectus on CNB Financial Corporation’s website, www.bankcnb.com.

Copies of the proxy statement/prospectus can be obtained without charge, when available, by directing a request to CNB Financial Corporation, 1 South Second Street, P.O. Box 42, Clearfield, PA 16830, or to FC Banc Corp., 105 Washington Square, Box 567, Bucyrus, OH 44820.

Participants in the Transaction

CNB Financial Corporation, FC Banc Corp. and their respective directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the shareholders of FC Banc Corp. in connection with the merger. Information about the directors and executive officers of FC Banc Corp. and their ownership of FC Banc Corp. common stock, and the interests of such participants, may be obtained by reading the proxy statement/prospectus when it becomes available. Information about the directors and executive officers of CNB Financial Corporation may be found in CNB Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 8, 2013, and in its definitive proxy statement filed with the SEC on March 15, 2013. You may obtain free copies of these documents from CNB Financial Corporation using the contact information above.

Forward-Looking Statements

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of FC Banc Corp. to approve the merger agreement; (3) failure to obtain governmental approvals for the merger; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the business following the proposed merger; (6) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (7) changes in general business, industry or economic conditions or competition; (8) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (9) adverse changes or conditions in the capital and financial markets; (10) changes in interest rates or credit availability; (11) the inability to realize expected cost savings or achieve other anticipated benefits in connection with the proposed merger; (12) changes in the quality or composition of loan and investment portfolios; (13) adequacy of loan loss reserves and changes in loan default and charge-off rates; (14) increased competition and its effect on pricing, spending, third-party relationships and revenues; (15) loss of certain key officers; (16) continued relationships with major customers; (17) deposit attrition, necessitating increased borrowings to fund loans and investments; (18) rapidly changing technology; (19) unanticipated regulatory or judicial proceedings and liabilities and other costs; (20) changes in the cost of funds, demand for loan products or demand for financial services; and (21) other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

The foregoing list should not be construed as exhaustive, and CNB Financial Corporation and FC Banc Corp. undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please see filings by CNB Financial Corporation with the SEC, including CNB Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012.